UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 4, 2008

Date of Report (Date of earliest event reported)

EPICEPT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)

(914) 606-3500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 4, 2008, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the registrant, EpiCept Corporation (the "Company"), approved the grant of stock options and restricted stock units to non-executive members of the Company’s Board pursuant to the Company’s 2005 Equity Incentive Plan. The stock options have a ten year term, an exercise price of $0.45 per share (the closing price of the Company’s common stock on June 4, 2008, the grant date), and will vest ratably on a monthly basis over a two-year vesting period. The restricted stock units are exercisable on June 4, 2010 provided the grantee’s membership has not terminated prior to such vesting date. The Committee also agreed to make no changes to the cash compensation paid to any member of the Company’s Board.

The 2008 stock option grants and restricted stock unit grants for the non-executive members of the Company’s Board of Directors is as follows:

Robert Savage, Chairman – 70,690 options and 17,672 restricted stock units;

Guy Jackson, Director – 30,000 options and 7,500 restricted stock units;

John Bedard, Director – 30,000 options and 7,500 restricted stock units;

Gerhard Waldheim, Director – 30,000 options and 7,500 restricted stock units; and

Wayne Yetter, Director – 30,000 options and 7,500 restricted stock units.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICEPT CORPORATION

/s/ Robert W. Cook
Name:	Robert W. Cook
Title:	Chief Financial Officer

Date: June 6, 2008

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